EXHIBIT 23(B)
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors" and "Selected Financial Data" and to the use of our report on SBM Certificate Company (Minnesota) dated March 31, 2000, except for the last paragraph of Note 2, as to which the date is July 19, 2000 and our report on the schedules of SBM Certificate Company (Minnesota) dated March 31, 2000, in Post Effective Amendment No. 12 to the Registration Statement (Form S-1 No. 33-38066) and related Prospectus of SBM Certificate Company.


                                                          /S/ ERNST & YOUNG LLP
                                                          ---------------------
                                                              ERNST & YOUNG LLP


Louisville, Kentucky
October 4, 2000